Exhibit 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Anthony Cherbak, the Chief Executive Officer of Resources Connection, Inc., and Nathan W. Franke, Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:

(i)	the Report on Form 10-Q of the Company for the quarter ended November 28, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 7, 2016	/s/ ANTHONY CHERBAK
Anthony Cherbak
President and Chief Executive Officer

/s/ NATHAN W. FRANKE
Nathan W. Franke
Executive Vice President and Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.